NEWS RELEASE

For Immediate Release

For more information:
Michael T. Vea, Chairman, President and CEO — 812-464-9604
Charles A. Caswell, Chief Financial Officer — 812-461-5952
Gretchen Dunn, Shareholder Relations — 812-464-9677

INTEGRA BANK REPORTS GROWTH IN 1st QUARTER NET OPERATING INCOME

•	Balance Sheet Restructure Charge Impacts Earnings; Net Loss For Quarter Is $27.2 million

•	Net Operating Income Increases 34% To $4.7 Million From First Quarter 2003

•	Valuable Core Average Deposits Grow 9.3% On An Annualized Basis

•	Net Interest Margin Improved 4 Basis Points From Previous Quarter and is 10 Basis Points Above First Quarter 2003

•	Steady Credit Quality Trends

EVANSVILLE, INDIANA -April 19, 2004 — Integra Bank Corporation (Nasdaq: IBNK), today reported a 2004 first-quarter increase in net operating income from a year ago, fueled by consumer and mortgage loan growth, a rise in core deposits, improved net interest margin and steady credit quality.

A $31.9 million after-tax charge resulting from prepayment penalties of early debt extinguishment completed in connection with the previously announced first quarter balance sheet restructuring resulted in a net loss of $27.2 million, or $1.57 per diluted share.

Excluding the effects of losses from the early debt extinguishment and gains from related securities sales, net operating income totaled $4.7 million for the first quarter of 2004. This represents an increase of 34% compared with $3.5 million earned in the first quarter of 2003. Diluted net operating income per share for the first quarter of 2004 was $0.27; an increase of 35% compared with $0.20 earned in the same period last year.

Return on assets and return on equity were (3.76)% and (47.20)%, respectively, for the first quarter of 2004 compared to 0.65% and 8.33% for the fourth quarter of 2003 and 0.55% and 6.78% for the first quarter of 2003.

“Integra’s core businesses continued to deliver solid results during the first quarter of 2004,” said Michael T. Vea, Chairman, President and Chief Executive Officer. “Our consistent credit trends, improving net interest margin, and healthy deposit growth are noteworthy in light of the ongoing challenging economic environment and recent low interest rates.”

Solid Low Cost Deposit Growth

Valuable core deposit (defined as money market, demand deposit and savings accounts) average balances for the first quarter of 2004 grew $75 million, or 8.0%, from the same quarter a year ago. Total deposit average balances grew $62 million, or 3.5%, over the same time period.

Compared with the 2003 fourth quarter, valuable core average deposit balances grew $23 million, or 9.3% annualized and total average deposits grew $12 million.

Total loan average balances for the first quarter of 2004 increased $38 million, or 2.4% compared with the same quarter a year ago. The growth was concentrated in the consumer and mortgage portfolios, which grew by $43 and $21 million, or 13.0% and 5.3%, respectively. Over the same period, average commercial loan balances fell $26 million, or 2.9%.

Total loan average balances were $35 million lower than the previous quarter, due almost entirely to a decline in commercial loan balances. Consumer and mortgage loan average balances were essentially flat during the first quarter. A significant contributor to the lower commercial loan balances was Integra choosing not to renew approximately $22 million in commercial loans that had substandard returns on capital.

“I am pleased with our progress in gathering low-cost deposits,” commented Vea. “For example, recent data shows we have increased our weighted deposit market share in our home market of Vanderburgh County from 9% in 2000 to 14% in 2003, and we think we see this trend continuing. I am also happy to see the results of our pricing discipline making a positive impact on our net interest margin and credit quality. Though this process contributed to lower commercial loan balances this quarter, I believe this discipline will make us a better company in the long run.”

Mr. Vea continued, “I am optimistic about our loan growth prospects in the second quarter. We are entering a period where our consumer business historically does well and our commercial loan pipeline is building.”

Net Interest Margin Improves

Integra’s net interest margin on a tax-equivalent basis was 2.94% for the first quarter of 2004, a 10 basis point increase from the first quarter of 2003 and 4 basis points above the fourth quarter of 2003. Since Integra’s balance sheet restructuring occurred late in the first quarter, the restructuring’s benefit to the margin was negligible in the quarter.

Net interest income on a tax-equivalent basis totaled $19.6 million for the first quarter, a 4.1% increase over the $18.8 million reported for the same period a year ago. Net interest income decreased 1.5% from the previous quarter primarily due to a smaller balance sheet and fewer calendar days during the first quarter. Net interest income on a tax equivalent basis per calendar day was $215 thousand in the first quarter of 2004, compared with $216 thousand in the fourth quarter of 2003.

“Our 10 basis point improvement in net interest margin over the past year illustrates our pricing discipline, sales focus, and stronger financial management capabilities,” Vea explained.

Non-Interest Income Impacted by Balance Sheet Restructuring and Mortgage Activity

First-quarter non-interest income totaled $12.0 million compared with $7.5 million for the first quarter of 2003 and $7.8 million for the fourth quarter of 2003. Included in the totals, however, were securities gains of approximately $5.2 million, $0.3 million, and $0.5 million, respectively. Non-interest income excluding securities gains, or adjusted non-interest income, was $6.8 million in the first quarter of 2004 compared with $7.2 million in the same quarter a year ago, and $7.3 million for the fourth quarter of 2003. Almost all of the $5.2 million of securities gains reported in the first quarter of 2004 were realized as part of the balance sheet restructure. The decline in adjusted non-interest income in the quarter was primarily due to lower mortgage related fee revenue, which was partially offset by a reduction in mortgage related expenses of $0.1 million.

Non-Interest Expense Impacted by Balance Sheet Restructuring

First-quarter non-interest expense totaled $77.6 million and included a $57.0 million pre-tax prepayment penalty related to the early debt extinguishment. Excluding the charge, adjusted non-interest expense was $20.6 million. This compares with $20.4 million in the year-ago quarter and $19.8 million in the fourth quarter of 2003. Neither quarter in 2003 had any debt extinguishment expense. Adjusted non-interest expense for the first quarter of 2004 increased $0.2 million, or 1.0%, from the same period a year ago, and was $0.7 million above the previous quarter. The increase over the previous quarter was due to personnel and occupancy expenses, professional fees, and processing costs each being between $0.2-0.3 million higher in the first quarter of 2004, partially offset by lower communication and other expenses. The increase in professional fees was, in part, related to the balance sheet restructuring.

Credit Quality

Non-performing assets totaled $24.1 million at March 31, 2004, representing a $0.9 million decrease from a year ago, but a $1.8 million increase from December 31, 2003. The increase is primarily attributable to one credit relationship.

The non-performing loans to total loans ratio was 1.22%, 1.08% and 1.25% at March 31, 2004, December 31, 2003 and March 31, 2003, respectively.

Net charge-offs to average loans were significantly lower than the first quarter of 2003 and the fourth quarter of 2003. Net charge-offs were 14 basis points of average loans in the first quarter of 2004 compared with 34 basis points in the first quarter of 2003 and 26 basis points in the fourth quarter of 2003.

The allowance for loan losses to total loans was 1.54% at March 31, 2004, 1.50% at December 31, 2003 and 1.49% for March 31, 2003.

Moody’s Investors Services Affirms Integra Bank Deposit Ratings

On April 6, 2004, Moody’s Investors Service affirmed their Baa2, investment grade rating of Integra Bank, N.A.’s long term deposits with a stable outlook on the rating. Moody’s issued the rating affirmation following Integra’s previously announced balance sheet restructuring.

“The investment grade rating from Moody’s is a significant milestone in tracking our progress,” Michael T. Vea commented. “It’s an independent, third-party assessment of the strides we have made in our credit and financial risk management areas.”

Conference Call

Integra executive management will hold a conference call to discuss the contents of this news release, as well as business highlights and financial outlook, on Tuesday, April 20, 2004, at 10:00 a.m. CDT. The telephone number for the conference call is (866) 297-6391. The conference call also will be available by webcast within the Investor Relations section of the company’s website, www.integrabank.com.

About Integra

Headquartered in Evansville, Integra Bank Corporation is the parent of Integra Bank N.A. With assets of $2.6 billion at March 31, 2004, Integra operates 74 banking centers and 135 ATMs at locations in Indiana, Kentucky, Illinois and Ohio. Integra is committed to providing the highest level of customer service to its retail, small business and corporate customers through its offices, ATMs and online banking services. For retail customers, Integra Bank N.A. offers telephone and Internet banking through its BANK ANYTIME service. Integra also offers BUSINESS BANKNET online banking for its business customers. Integra Bank Corporation’s common stock is listed on the Nasdaq National Market under the symbol IBNK. Additional information may be found at the company’s web site, www.integrabank.com.

Safe Harbor

Certain statements made in this release may constitute “forward-looking statements” with the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, the words “may,” “will,” “should,” “would,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “intend,” and similar expressions identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following without limitation: general, regional, and local economic conditions and their effect on interest rates, the company and its customers; credit risks and risks from concentrations (geographic and by industry) within the loan portfolio; changes in regulations or accounting policies affecting financial institutions; the costs and effects of litigation and of unexpected or adverse outcomes of such litigation; technological changes; acquisitions and integration of acquired business; the failure of assumptions underlying the establishment of resources for loan losses and estimations of values of collateral and various financial assets and liabilities; the outcome of efforts to manage interest rate or liquidity risk; competition; and acts of war or terrorism. The company undertakes no obligation to release revisions to these forward-looking statements or to reflect events or conditions occurring after the date of this release.

This press release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles (“GAAP”). Integra’s management uses these non-GAAP measures in their analysis of the company’s performance. These measures typically adjust GAAP performance to exclude other significant gains, losses, or expenses that are unusual in nature and not expected to recur. Since these items and their impact on Integra’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of Integra’s core businesses. These disclosures should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Summary Operating Results Data

Here is a summary of Integra Bank Corporation first quarter 2004 operating results:

Diluted net income/(loss) per share of $(1.57) for first quarter 2004

•	Compared with $0.28 for fourth quarter 2003

•	Compared with $0.23 for first quarter 2003

Return on assets of (3.76)% for first quarter 2004

•	Compared with 0.65% for fourth quarter 2003

•	Compared with 0.55% for first quarter 2003

Return on equity of (47.20)% for first quarter 2004

•	Compared with 8.33% for fourth quarter 2003

•	Compared with 6.78% for first quarter 2003

Net interest margin of 2.94% for first quarter 2004

•	Compared with 2.90% for fourth quarter 2003

•	Compared with 2.84% for first quarter 2003

Allowance for loan losses of $25.5 million or 1.54% of loans at March 31, 2004

•	Compared with $25.4 million or 1.50% at December 31, 2003

•	Compared with $24.5 million or 1.49% at March 31, 2003

•	Equaled 126.5% of non-performing loans at March 31, 2004 compared with 138.9% at December 31, 2003 and 119.5% at March 31, 2003

Non-performing loans of $20.2 million or 1.22% of loans at March 31, 2004

•	Compared with $18.3 million or 1.08% of loans at December 31, 2003

•	Compared with $20.5 million or 1.25% of loans at March 31, 2003

Annualized net charge-off rate of 0.14% for first quarter 2004

•	Compared with 0.26% for fourth quarter 2003

•	Compared with 0.34% for first quarter 2003

INTEGRA BANK CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,	March 31,
ASSETS	2004	2003	2003
Cash and due from banks	$57,946	$66,285	$71,249
Federal funds sold and interest-bearing deposits in banks	567	8,658	39
Loans held for sale (at lower of cost or market value)	1,519	242	3,465
Securities available for sale	740,846	1,006,986	1,001,940
Loans:
Commercial loans	857,968	903,296	907,842
Consumer loans	375,489	372,962	334,332
Mortgage loans	420,142	423,430	402,724
Less: Allowance for loan losses	(25,494)	(25,403)	(24,521)

Net loans	1,628,105	1,674,285	1,620,377
Premises and equipment	55,457	54,563	53,103
Goodwill	44,839	44,839	44,159
Other intangible assets	9,904	10,309	11,523
Other assets	109,546	92,127	95,815

TOTAL ASSETS	$2,648,729	$2,958,294	$2,901,670

LIABILITIES
Deposits:
Non-interest-bearing demand	$228,224	$219,983	$215,603
Savings & interest checking	535,323	537,330	537,403
Money market	229,693	210,289	184,854
Certificates of deposit and other time deposits	822,921	845,028	861,461

Total deposits	1,816,161	1,812,630	1,799,321
Short-term borrowings	127,679	253,978	192,461
Long-term borrowings	463,007	638,698	605,465
Guaranteed preferred beneficial interests in the Corporation’s subordinated debentures	—	—	52,500
Other liabilities	38,071	19,996	16,746

TOTAL LIABILITIES	2,444,918	2,725,302	2,666,493
SHAREHOLDERS’ EQUITY
Preferred stock - 1,000 shares authorized — None outstanding Common stock — $1.00 stated value - 29,000 shares authorized	17,329	17,311	17,291
Additional paid-in capital	126,092	125,789	125,467
Retained earnings	52,200	83,510	81,877
Unvested restricted stock	(240)	(292)	(117)
Accumulated other comprehensive income	8,430	6,674	10,659

TOTAL SHAREHOLDERS’ EQUITY	203,811	232,992	235,177

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,648,729	$2,958,294	$2,901,670

INTEGRA BANK CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for per share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2004	2003	2003	2003	2003
INTEREST INCOME
Interest and fees on loans and leases	$23,487	$24,513	$25,300	$25,577	$25,438
Interest and dividends on securities	10,658	10,698	10,024	10,328	10,726
Interest on loans held for sale	34	43	170	87	151
Interest on federal funds sold and other investments	12	15	12	19	14

Total interest income	34,191	35,269	35,506	36,011	36,329
INTEREST EXPENSE
Interest on deposits	6,252	6,601	7,026	7,961	8,407
Interest on short-term borrowings	456	357	419	461	403
Interest on long-term borrowings	8,866	9,463	9,648	10,098	10,029

Total interest expense	15,574	16,421	17,093	18,520	18,839

NET INTEREST INCOME	18,617	18,848	18,413	17,491	17,490
Provision for loan losses	650	1,000	1,110	1,600	1,235

Net interest income after provision for loan losses	17,967	17,848	17,303	15,891	16,255

NON-INTEREST INCOME
Service charges on deposit accounts	2,788	3,008	2,937	2,894	2,789
Trust income	496	516	509	504	506
Other service charges and fees	1,994	2,415	2,168	1,957	2,290
Securities gains	5,200	537	1,233	957	325
Other	1,539	1,318	1,735	2,575	1,620

Total non-interest income	12,017	7,794	8,582	8,887	7,530
NON-INTEREST EXPENSE
Salaries	8,041	8,350	7,519	7,395	7,621
Commissions and incentives	1,359	1,038	1,037	852	1,105
Other benefits	1,847	1,631	1,737	1,907	2,155
Occupancy	1,590	1,259	1,567	1,533	1,550
Equipment	1,077	1,088	1,087	1,078	1,108
Amortization of intangible assets	405	405	404	405	405
Debt prepayment fees	56,998	—	1,243	—	—
Loans held for sale expense	—	—	—	—	1
Low income housing expense	552	494	642	712	722
Other	5,696	5,563	5,854	7,096	5,704

Total non-interest expense	77,565	19,828	21,090	20,978	20,371

Income before income taxes	(47,581)	5,814	4,795	3,800	3,414
Income taxes (benefit)	(20,343)	945	141	(513)	(515)

NET INCOME	$(27,238)	$4,869	$4,654	$4,313	$3,929

Earnings per share:
Basic	$(1.57)	$0.28	$0.27	$0.25	$0.23
Diluted	(1.57)	0.28	0.27	0.25	0.23
Weighted average shares outstanding:
Basic	17,297	17,287	17,286	17,286	17,281
Diluted	17,379	17,310	17,303	17,287	17,282

INTEGRA BANK CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for per share data)

	Three Months Ended
	March 31,
	2004	2003
INTEREST INCOME
Interest and fees on loans and leases	$23,487	$25,438
Interest and dividends on securities	10,658	10,726
Interest on loans held for sale	34	151
Interest on federal funds sold and other investments	12	14

Total interest income	34,191	36,329
INTEREST EXPENSE
Interest on deposits	6,252	8,407
Interest on short-term borrowings	456	403
Interest on long-term borrowings	8,866	10,029

Total interest expense	15,574	18,839

NET INTEREST INCOME	18,617	17,490
Provision for loan losses	650	1,235

Net interest income after provision for loan losses	17,967	16,255

NON-INTEREST INCOME
Service charges on deposit accounts	2,788	2,789
Trust income	496	506
Other service charges and fees	1,994	2,290
Securities gains	5,200	325
Other	1,539	1,620

Total non-interest income	12,017	7,530

NON-INTEREST EXPENSE
Salaries	8,041	7,621
Commissions and incentives	1,359	1,105
Other benefits	1,847	2,155
Occupancy	1,590	1,550
Equipment	1,077	1,108
Amortization of intangible assets	405	405
Debt prepayment fees	56,998	—
Loans held for sale expense	—	1
Low income housing expenses	552	722
Other	5,696	5,704

Total non-interest expense	77,565	20,371

Income before income taxes	(47,581)	3,414
Income taxes	(20,343)	(515)

NET INCOME	$(27,238)	$3,929

Earnings per share:
Basic	$(1.57)	$0.23
Diluted	(1.57)	0.23
Weighted average shares outstanding:
Basic	17,297	17,281
Diluted	17,379	17,282

INTEGRA BANK CORPORATION
SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA
(In thousands, except per share data)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2004	2003	2003	2003	2003
EARNINGS DATA
Net Interest Income (tax-equivalent)	$19,558	$19,864	$19,624	$18,779	$18,780
Net Income	(27,238)	4,869	4,654	4,313	3,929
Basic Earnings Per Share	(1.57)	0.28	0.27	0.25	0.23
Diluted Earnings Per Share	(1.57)	0.28	0.27	0.25	0.23
Dividends Declared	.235	.235	.235	.235	.235
Book Value	11.76	13.46	13.39	13.85	13.60
Price/Earnings Ratio	(3.81)	19.80	17.93	17.16	18.39
PERFORMANCE RATIOS
Return on Assets	(3.76)%	0.65%	0.62%	0.59%	0.55%
Return on Equity	(47.20)	8.33	7.88	7.25	6.78
Net Interest Margin (tax-equivalent)	2.94	2.90	2.87	2.77	2.84
Tier 1 Capital to Risk Assets	10.21	11.40	11.72	11.60	11.89
Capital to Risk Assets	12.52	13.16	13.49	13.37	13.14
Efficiency Ratio	76.44	71.62	72.08	77.03	76.84
AT PERIOD END
Assets	$2,648,729	$2,958,294	$2,983,401	$2,993,642	$2,901,670
Interest-Earning Assets	2,396,531	2,715,574	2,743,576	2,742,271	2,650,342
Loans	1,653,599	1,699,688	1,701,461	1,684,353	1,644,898
Deposits	1,816,161	1,812,630	1,807,156	1,813,334	1,799,321
Interest-Bearing Liabilities	2,178,623	2,485,323	2,513,860	2,509,476	2,434,144
Shareholders’ Equity	203,811	232,992	231,707	239,685	235,177
Unrealized Gains on Market Securities (FASB 115)	8,565	6,902	6,588	15,313	11,260
AVERAGE BALANCES
Assets	$2,911,819	$2,977,521	$2,981,435	$2,953,075	$2,882,634
Interest-Earning Assets (1)	2,651,509	2,717,691	2,710,641	2,684,065	2,621,959
Loans	1,661,027	1,696,288	1,690,072	1,673,775	1,622,599
Deposits	1,865,993	1,853,579	1,824,571	1,814,326	1,803,520
Interest-Bearing Liabilities	2,417,678	2,500,095	2,511,124	2,486,554	2,423,472
Shareholders’ Equity	232,103	231,960	234,418	238,584	234,866
Basic Shares	17,297	17,287	17,286	17,286	17,281
Diluted Shares	17,379	17,310	17,303	17,287	17,282

INTEGRA BANK CORPORATION
SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA-continued
(In thousands)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2004	2003	2003	2003	2003
ASSET QUALITY
Non-Performing Assets:
Non Accrual Loans (2)	$19,468	$15,725	$15,687	$18,622	$18,806
Loans 90+ Days Past Due	685	2,566	1,209	1,862	1,723

Non-Performing Loans (2)	20,153	18,291	16,896	20,484	20,529
Other Real Estate Owned	1,266	1,341	1,542	1,738	2,132
Investment Securities	2,716	2,692	2,679	2,420	2,396

Non-Performing Assets	$24,135	$22,324	$21,117	$24,642	$25,057

Allowance for Loan Losses:
Beginning Balance	$25,403	$25,520	$24,862	$24,521	$24,632
Provision for Loan Losses	650	1,000	1,110	1,600	1,235
Recoveries	646	352	651	703	630
Loans Charged Off	(1,205)	(1,469)	(1,103)	(1,962)	(1,976)

Ending Balance	$25,494	$25,403	$25,520	$24,862	$24,521

Ratios:
Allowance for Loan Losses to Loans	1.54%	1.50%	1.50%	1.48%	1.49
Allowance to Non-performing Loans (2)	126.50	138.88	151.04	121.37	119.45
Non-performing Loans to Loans (2)	1.22	1.08	0.99	1.22	1.25
Non-performing Assets to Loans and Other Real Estate Owned (2)	1.46	1.31	1.24	1.46	1.52
Net Charge-Off Ratio	0.14	0.26	0.11	0.30	0.34
NET INTEREST MARGIN
Yields (tax-equivalent)
Loans	5.65%	5.73%	5.93%	6.11%	6.32
Securities	4.69	4.59	4.43	4.60	4.83
Other Earning Assets	2.45	2.70	4.53	3.57	4.49

Total Earning Assets	5.28	5.29	5.37	5.54	5.75
Cost of Funds
Interest Bearing Deposits	1.54	1.61	1.74	1.99	2.14
Other Interest Bearing Liabilities	4.68	4.44	4.40	4.79	5.11
Total Interest Bearing Liabilities	2.56	2.61	2.70	2.99	3.15

Total Interest Expense to Earning Assets	2.34	2.39	2.50	2.77	2.91

Net Interest Margin	2.94%	2.90%	2.87%	2.77%	2.84

(1)	Includes securities available for sale at amortized cost.

(2)	Includes non-performing loans classified as loans held for sale.

RECONCILIATION TABLE — ADJUSTED NON-INTEREST INCOME AND EXPENSE
(In thousands)

	Three Months Ended			% Change
	March 31,	December 31,	March 31,	Previous	Previous
	2004	2003	2003	Quarter	Year
Non-interest income	$12,017	$7,794	$7,530
Less: securities gains	5,200	537	325

Adjusted non-interest income	$6,817	$7,257	$7,205	(6.06)	(5.39)
Non-interest expense	$77,565	$19,828	$20,371
Less: debt extinguishment expenses	56,998	—	—

Adjusted non-interest expense	$20,567	$19,828	$20,371	3.73	0.96

RECONCILIATION TABLE — NET OPERATING INCOME
(In millions, except per share data)

	Three Months Ended			% Change
	March 31,	December 31,	March 31,	Previous	Previous
	2004	2003	2003	Quarter	Year
Net income	$(27.2)	$4.9	$3.9
Less:
Securities gains, after tax	3.2	0.4	0.4
Debt extinguishment expense, after tax	35.1	—	—
Other non-repetitive credits/charges, after tax*	—	(0.2)	—

Net operating income	$4.7	$4.7	$3.5	0%	34%

Diluted net operating income per share	$0.27	$0.27	$0.20	0%	35%

* Other includes the recapture of mortgage servicing rights and a one-time salary accrual adjustment.